UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2024

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

4750 Lindle Road, Harrisburg, PA 17111
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (717) 532-6114

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	ORRF	Nasdaq Stock Market

Indicate by check mark if the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 1, 2024, Orrstown Financial Services, Inc. (“Orrstown”) completed the previously announced merger of equals (the “Merger”) with Codorus Valley Bancorp, Inc. (“Codorus Valley”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 12, 2023, by and between Orrstown and Codorus Valley. At the effective time of the Merger (the “Effective Time”), Codorus Valley was merged with and into Orrstown, with Orrstown as the surviving corporation, which was promptly followed by the merger of Codorus Valley’s wholly-owned bank subsidiary, PeoplesBank, A Codorus Valley Company (“PeoplesBank”), with and into Orrstown Bank, a wholly-owned subsidiary of Orrstown, with Orrstown Bank as the surviving bank.

Pursuant to the terms of the Merger Agreement, each share of Codorus Valley common stock, $2.50 par value per share (“Codorus Common Stock”), outstanding immediately prior to the Effective Time was canceled and converted into the right to receive 0.875 shares (the “Exchange Ratio”) of Orrstown common stock, no par value per share (“Orrstown Common Stock”), with an amount in cash, without interest, to be paid in lieu of fractional shares.

In addition, at the Effective Time, (i) each option to purchase Codorus Common Stock under Codorus Valley’s 2007 Long-Term Incentive Plan, as amended, and 2017 Long-Term Incentive Plan, as amended, and any other similar plan (collectively, the “Codorus Valley Equity Plans”), outstanding immediately prior to the Effective Time was automatically converted into an option to purchase a number of shares of Orrstown Common Stock equal to the product of the number of shares of Codorus Common Stock subject to such stock option immediately prior to the Effective Time and the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (a) the exercise price per share of Codorus Common Stock of such stock option immediately prior to the Effective Time divided by (b) the Exchange Ratio; (ii) all time-based restricted stock awards and time-based restricted stock unit awards granted under the Codorus Valley Equity Plans were vested in full; and (iii) all performance-based restricted stock awards and performance-based restricted stock unit awards granted under the Codorus Valley Equity Plans were vested in full. In addition, the 2007 Codorus Valley Bancorp, Inc. Restated Employee Stock Purchase Plan was terminated prior to the closing date of the Merger. Each outstanding share of Orrstown Common Stock remained outstanding and was unaffected by the Merger.

The total aggregate consideration delivered to holders of Codorus Common Stock was approximately 8,532,418 shares of Orrstown Common Stock. The issuance of shares of Orrstown Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Registration Statement on Form S-4 (File No. 333-278364) initially filed by Orrstown with the Securities and Exchange Commission (the “SEC”) on March 29, 2024 and declared effective on April 23, 2024 (the “Registration Statement”).

The foregoing description of the transactions contemplated by the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to Orrstown’s Current Report on Form 8-K filed with the SEC on December 12, 2023 (the “Signing 8-K”), and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the completion of the Merger, on July 1, 2024, Orrstown assumed Codorus Valley’s obligations with respect to Codorus Valley’s outstanding trust preferred securities and subordinated notes, consisting of: (i) 4.50% fixed to floating rate notes due December 9, 2030 with an aggregate principal amount not in excess of $31,000,000, (ii) floating rate junior subordinated deferrable interest debentures due 2034 in an aggregate principal amount not in excess of $3,093,000 (the “2034 Debentures”) and (iii) junior subordinated debt securities due 2036 in an aggregate principal amount not in excess of $7,217,000 (the “2036 Debentures” and together with the 2034 Debentures, the “Debentures”), each previously issued by Codorus Valley.

The supplemental indentures pursuant to which Orrstown assumed each of the Debentures, as well as the original indentures pursuant to which each Debenture was issued, have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act. Orrstown agrees to furnish a copy of such indentures to the SEC upon request.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

At the Effective Time, in accordance with the terms of the Merger Agreement, Orrstown and Orrstown Bank expanded the size of the Orrstown Board of Directors (the “Orrstown Board”) and the Orrstown Bank Board of Directors (the “Orrstown Bank Board”), respectively, to 13 directors, including seven of the directors of Orrstown and Orrstown Bank immediately prior to the Effective Time and six of the directors of Codorus Valley and PeoplesBank immediately prior to the Effective Time.

Resignation of ORRF Directors

In connection with the transactions contemplated by the Merger Agreement, Thomas D. Longenecker, Meera R. Modi, Andrea L. Pugh and Floyd E. Stoner tendered their resignations as members of the Orrstown Board and Orrstown Bank Board and from all committees of the Orrstown Board and Orrstown Bank Board, in each case effective as of the Effective Time. Such resignations did not involve any disagreement with Orrstown management or the Orrstown Board on any matter relating to Orrstown’s operations, policies or practices.

Resignation and Reappointment of ORRF Directors

Solely in order to rebalance the classes of the Orrstown Board in connection with the transactions contemplated by the Merger Agreement, Glenn W. Snoke and Joel R. Zullinger, members of the Orrstown Board, resigned from each of their position as a Class A Director, subject to and conditioned upon each of their immediate reappointment as a Class C Director. The Orrstown Board accepted the resignations of Messrs. Snoke and Zullinger and immediately reappointed each of them as a Class C Director. The resignations and reappointments of Messrs. Snoke and Zullinger were effected solely for the purpose of reclassifying the members of the Orrstown Board, and for all other purposes, their services on the Orrstown Board are deemed to have continued uninterrupted.

Continued Service of Directors; Appointment of Directors

The seven directors of Orrstown and Orrstown Bank designated by Orrstown and Orrstown Bank, respectively, pursuant to the Merger Agreement, each of whom previously served, and continues to serve, as a member of the Orrstown Board and Orrstown Bank Board, are as follows: Cindy J. Joiner, Mark K. Keller, Thomas R. Quinn, Jr., Michael J. Rice, Eric A. Segal, Glenn W. Snoke and Joel R. Zullinger.

As previously disclosed, the six directors designated by Codorus Valley pursuant to the Merger Agreement, each of whom previously served as a member of the board of directors of Codorus Valley and PeoplesBank, and were appointed by the Orrstown Board and Orrstown Bank Board, in each case effective as of the Effective Time, are as follows: Brian D. Brunner and Scott V. Fainor to Class A, Craig L. Kauffman and J. Rodney Messick to Class B and Sarah M. Brown and John W. Giambalvo to Class C (each, a “New Director” and, collectively, the “New Directors”). Further information related to the New Directors can be found in the Annual Report on Form 10-K filed by Codorus Valley with the SEC on March 12, 2024.

With the exception of Mr. Kauffman, each of the New Directors will receive the same compensation as currently paid to other Orrstown Board and Orrstown Bank Board members. A description of Orrstown’s director compensation arrangement is contained under the heading “Compensation of Directors” in Orrstown’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 22, 2024.

Other than as previously described above and in the Registration Statement, there are no arrangements or understandings between any of the New Directors and any other person pursuant to which any of the New Directors have been designated to serve on the Orrstown Board and Orrstown Bank Board. Additionally, there have been no transactions nor are there any proposed transactions between Orrstown and any of the New Directors that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Appointment of Vice Chairman

As previously disclosed, pursuant to the Merger Agreement, effective as of the Effective Time, J. Rodney Messick, the former chairman of the Codorus Valley board of directors, was appointed as the Vice Chairman of the Orrstown Board and Orrstown Bank Board.

Board Committee Assignments after the Merger

The New Directors’ committee assignments in the Orrstown Board, in each case effective as of the Effective Time, are listed below:

	Audit Committee	Compensation Committee	Nominating and Governance Committee	Enterprise Risk Management Committee	Asset-Liability Committee
Brian D. Brunner	√		√	√
Craig L. Kauffman
Scott V. Fainor		√		Chairman	√
J. Rodney Messick		√	√
Sarah M. Brown				√	√
John W. Giambalvo	√	Chairman

Officer Appointments and Compensatory Arrangements

Officer Appointments

As previously disclosed, pursuant to the terms of the Merger Agreement, effective as of the Effective Time, Craig Kauffman, the former President and Chief Executive Officer of Codorus Valley and PeoplesBank, was appointed as Executive Vice President, Chief Operating Officer of Orrstown and Orrstown Bank.

Mr. Kauffman, age 60, served as a director of Codorus Valley since 2019, and as President and Chief Executive Officer of Codorus Valley since October 2021. From August 2018 through September 2021, Mr. Kauffman served as Executive Vice President and Chief Operating Officer of Codorus Valley. Mr. Kauffman served as President and Chief Executive Officer of PeoplesBank since August 2018. Previously, he served as Regional President of BB&T Bank, Lancaster, Pennsylvania, a full-service regional bank, from 2015 to August 2018; and Pennsylvania Division Head of Susquehanna Bank, Lancaster, Pennsylvania, a community focused bank, from 2013 through 2015. Mr. Kauffman has also held leadership positions in civic and professional organizations, including as Board Chair of the Lancaster, Pennsylvania Chamber of Commerce, Board Member of the Lancaster Safety Coalition, Vice Chair of the Lombardo School of Business, Millersville University Advisory Board, and Group Chair of the Pennsylvania Bankers’ Association, among others. Mr. Kauffman is a 1985 graduate of Millersville University with a B.S. in Business Administration, and a 1990 graduate of Pennsylvania State University in Harrisburg with an MBA.

Mr. Kauffman has 30-plus years of experience in commercial banking and as a business leader in a number of larger banking organizations, as well as leadership qualities, experience, and personal attributes, which will enable Mr. Kauffman to provide valued business and financial expertise to Orrstown and Orrstown Bank.

Other than with respect to the Employment Agreement, the Change in Control Agreement (each defined below) and the Merger Agreement, there are no arrangements or understandings pursuant to which Mr. Kauffman was appointed as the Executive Vice President, Chief Operating Officer of Orrstown. There are no family relationships between Mr. Kauffman and any of Orrstown’s directors or executive officers or persons nominated or chosen by Orrstown to become a director of executive officer. Mr. Kauffman is not a party to any transactions requiring disclosure under Item 404(a) of Regulation S-K.

Employment Agreement and Change in Control Agreement with Craig Kauffman

As previously disclosed, Orrstown and Orrstown Bank entered into an Employment Agreement (the “Employment Agreement”) and a Change in Control Agreement (the “Change in Control Agreement”), with Mr. Kauffman, effective as of the closing date of the Merger. Capitalized terms used below and not otherwise defined have the meanings ascribed to them in the Employment Agreement and Change in Control Agreement, as applicable.

The Employment Agreement provides that Mr. Kauffman shall be appointed as President and Chief Executive Officer of Orrstown and Orrstown Bank upon the retirement of the current President and Chief Executive Officer of Orrstown and Orrstown Bank, which shall occur no later than June 1, 2025. The Employment Agreement provides for a term of five years, plus an automatic extension of such term for additional one-year terms, unless the parties are given at least 60 days’ notice of non-renewal. Upon giving notice of non-renewal of the employment period, the employment period shall continue for a four-year period after the relevant anniversary date.

During the term of the Employment Agreement, Mr. Kauffman’s minimum annual base salary is $600,000. Subject to the approval of the Orrstown Board, Orrstown shall grant Mr. Kauffman an award of 10,000 shares of restricted stock (the “Equity Award”), subject to Mr. Kauffman’s continued employment through the date of grant. The Equity Award is subject to the terms of the Orrstown’s equity incentive plan and an applicable award agreement by and between Mr. Kauffman and Orrstown which, among other things, set forth the applicable vesting terms of the Equity Award.

The Employment Agreement also provides that the Company will establish a compensation plan that will pay, upon Mr. Kauffman’s retirement at 65, a benefit, payable annually for a 15-year period, equal to the difference between (a) $400,000, and (b) the amount distributed pursuant to that certain the Bank Contribution Deferred Compensation Agreement by and between Mr. Kauffman and PeoplesBank dated February 21, 2019 in the applicable calendar year.  The Company intends to enter into a Salary Continuation Agreement with Mr. Kauffman memorializing this arrangement after closing of the Merger.

The Change in Control Agreement has been effective as of the closing date of the Merger for a term of five years, plus an automatic extension of such term for additional one-year terms, unless the parties are given at least 60 days’ notice of non-renewal. The Change in Control Agreement provides that Orrstown and Orrstown Bank are to pay Mr. Kauffman the specified amounts of cash compensation and provide the specified health and welfare benefits in the event that Mr. Kauffman’s employment is terminated by Orrstown or Orrstown Bank or any successor, without Cause, within the two years following the occurrence of a “Change in Control” (as defined in the Change in Control Agreement) or if such termination is initiated by the Executive for Good Reason during the Change in Control period.

The foregoing descriptions of the Employment Agreement and Change in Control Agreement do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement and the Change in Control Agreement, copies of which were filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Signing 8-K, and the terms of which are incorporated herein by reference.

Item 5.03.	Amendments To Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective immediately prior to the Effective Time, the Amended and Restated By-Laws of Orrstown were amended to add certain corporate governance provisions required by the Merger Agreement, including among other things, the composition of the ORRF Board of Directors and its committees. The foregoing description of the amendment to the Amended and Restated Bylaws does not purport to be complete and is qualified entirely by the text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibits 3.1 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Item 8.01.	Other Events

On July 1, 2024, Orrstown and Codorus Valley issued a joint press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The financial statements of Codorus Valley required by Item 9.01(a) of Current Report on Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information

The pro forma financial information required by Item 9.01(b) of Current Report on Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Exhibit

2.1
Agreement and Plan of Merger, dated as of December 14, 2022, by and between Orrstown Financial Services and Codorus Valley Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to Orrstown’s Form 8-K filed with the SEC on December 12, 2023)

3.1	Amended and Restated By-Laws of Orrstown Financial Services, Inc., dated July 1, 2024
10.1
Employment Agreement, dated as of December 12, 2023, by and among Orrstown Financial Services, Inc., Orrstown Bank and Craig Kauffman (incorporated by reference to Exhibit 10.1 to Orrstown’s Form 8-K filed with the SEC on December 12, 2023)

10.2
Change in Control Agreement, dated as of December 12, 2023, by and among Orrstown Financial Services, Inc., Orrstown Bank and Craig Kauffman (incorporated by reference to Exhibit 10.2 to Orrstown’s Form 8-K filed with the SEC on December 12, 2023)

99.1	Joint press release, dated July 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2024	Orrstown Financial Services, Inc.

	By:	/s/ Neelesh Kalani
Neelesh Kalani
Executive Vice President, Chief Financial Officer